Exhibit 99.1

Additional Employee Questions and Answers – Post Announcement

54. Will there be any changes to the 401K plan matching contributions and/or how any vesting occurs?

There are no current plans for changes to either company matching or vesting of contributions.

55. ESPP – what will happen with employees that participated in this plan and have lots of stock that was purchased for more than $11/share?

Investing in equity, whether acquired via the open market or through an ESPP plan, inherently carries risk. Provided that employees meet the requirements of the Securities Trading Policy (see the Polices page off Signal) and are not a member of a Covered Group subject to open trading windows as defined by the policy or otherwise restricted from trading thereunder, they are free to trade at any point (subject to the 30-day holding period for newly acquired shares). If the conditions to the closing of the acquisition are satisfied, the Company currently expects the transaction to close in Q1 2012. At the closing, the shares acquired under the ESPP (including shares that were purchased for more than $11.00 per share) will be sold at $11.00, which is the price at which all of the Company’s other outstanding shares will be sold. As reflected on the ESPP website, since the plan was amended in June of 2006, 9 of 11 past purchases have been made at a purchase price of less than $11.00 per share.

Important Additional Information and Where to Find It

At the closing of the proposed merger transaction, a subsidiary of the investor group’s newly formed company will merge with and into the Company, and the Company will survive as a wholly owned subsidiary of the newly formed company (“Buyer”). The Company plans to file with the Securities and Exchange Commission (the “SEC”) and to mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about the Company, Buyer, the merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and Buyer through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Investor Relations, 5200 Paramount Parkway, Morrisville, North Carolina 27560, (919) 380-6148.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the special meeting of the Company’s shareholders that will be held to consider the transactions contemplated by the merger agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in its Proxy

Statement dated April 6, 2011 for the Company’s 2011 Annual Meeting of Shareholders, both of which were filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the transaction will be included in the Proxy Statement for the special meeting of the Company’s shareholders to be held to approve the transactions contemplated by the merger agreement and other relevant documents regarding the proposed merger, when filed with the SEC.

Forward-Looking Statements

Certain statements made herein, including but not limited to statements regarding expectations of the benefits of the proposed transaction, the expected timetable for completing the transaction and the Company’s future business plans (which statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology), are forward-looking, reflect current intent, belief or expectations and involve certain risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from those expressed in or indicated by them. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2010 Form 10-K, 2011 First, Second, and Third Quarter Forms 10-Q and other filings with the Securities and Exchange Commission, any failure by the investor group to complete the necessary debt and equity financing arrangements contemplated by the commitment letters received in connection with the merger; the occurrence of any event or proceeding that could give rise to the termination of the merger agreement; the inability of the parties to complete the merger due to the failure to satisfy the closing conditions, including obtaining the approval of the holders of at least a majority of the Company’s outstanding shares of common stock entitled to vote on the adoption of the merger agreement; the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the proposed transaction; risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee and customer retention as a result of the merger; the ability to recognize the benefits of the merger; and legislative, regulatory and economic developments. Many of the factors that will determine the outcome of the subject matter of these Transaction Questions and Answers are beyond the Company’s ability to control or predict. The Company can give no assurance that the conditions to the merger will be satisfied. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise. The Company also is not responsible for updating any of the other information contained herein beyond the published date.